UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2019

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware	32-0498321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14201 Caliber Drive, Suite 300 Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)
(405) 608-6007
(Registrant’s telephone number, including area code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TUSK	The Nasdaq Stock Market LLC
(The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director
In a letter dated November 18, 2019, Paul K. Heerwagen IV, a member of the Board of Directors (the “Board”) of Mammoth Energy Services, Inc. (the “Company”), notified the Company that he was resigning from the Board, effective immediately. Effective upon Mr. Heerwagen’s resignation, the unvested restricted stock units granted under the Company’s 2016 Equity Incentive Plan in respect of his services as a director of the Company were forfeited.
Appointment of Director
On November 18, 2019, in accordance with the Company’s bylaws, the Board appointed Jonathan H. Yellen as a member of the Board and its audit committee, compensation committee and nominating and corporate governance committee, in each case effective immediately. The Board determined that Mr. Yellen qualifies as an independent director under The Nasdaq Stock Market rules and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) for purposes of serving on the Board and its audit committee, compensation committee and nominating and corporate governance committee.
Mr. Yellen, 52, is a founder of Greyhart Capital LLC (“Greyhart”), a niche private equity firm that invests in entrepreneurship through acquisition, primarily through search funds. From September 2017 until founding Greyhart in August 2019, Mr. Yellen was a private investor. From July 2006 until August 2017, Mr. Yellen was the Executive Vice President, General Counsel and Secretary of FelCor Lodging Trust Incorporated (NYSE: FCH), a real estate investment trust listed on the New York Stock Exchange until the company was acquired in 2017. Prior to joining FelCor, Mr. Yellen was engaged in the private practice of law with Latham & Watkins LLP, Fried Frank Harris Shriver & Jacobson LLP and Damon Morey LLP (now Barclay Damon LLP), specializing in mergers and acquisitions, corporate finance and securities law, and also served as Executive Vice President and General Counsel of Digital Lighthouse Corporation and Vice President and Associate General Counsel of Starwood Hotels & Resorts Worldwide, Inc. From 2006 to 2011, Mr. Yellen served on the Board (and chaired the audit committee) of Avadyne Health, a provider of health care receivable management services to hospitals and other providers. Mr. Yellen has a long history of extensive community service, including serving as a director of Vogel Alcove, Inc. Buffalo Prep, Dallas Hebrew Free Loan Association and Jewish Family Service of Dallas. Mr. Yellen is a member of the California bar and a graduate of Amherst College, Columbia University School of Law (where he was a Harlan Fiske Stone Scholar) and Georgetown University Law Center.
Mr. Yellen was designated as a potential director by Gulfport Energy Corporation (“Gulfport”) pursuant to the terms of the Investor Rights Agreement that the Company entered into with Gulfport on October 12, 2016, in connection with the Company’s initial public offering. In connection with Mr. Yellen’s appointment to the Board and its committees, Mr. Yellen is entitled to receive the cash compensation and equity awards generally given to the Company’s non-employee directors for their services on the Board and its committees as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed by the Company with the SEC on April 26, 2019, which description is incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	November 20, 2019	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary